CONFIDENTIAL	EXECUTION VERSION

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) is dated April 4, 2014 (the “Amendment Date”)

BETWEEN:

NAKED BRAND GROUP INC., formerly Search By Headlines.com Corp. (“NBGI”), a Nevada corporation, and NAKED INC., formerly Naked Boxer Brief Clothing Inc. (“Naked”), a Nevada corporation, both having an office for notice at 2-34346 Manufacturers Way, Abbotsford, BC V2S 7M1

(together, the “Borrowers”)

AND:

Each of the persons listed on Annex I to this Amendment under the heading “Lender”

(each, a “ Lender” and collectively, the “Lenders” or the “Kalamalka Lenders”)

WHEREAS:

A.	Naked is a wholly-owned subsidiary of NBGI operating a product manufacturing and distribution business for men’s clothing products.

B.

The Borrowers have issued certain secured convertible promissory notes (the “Promissory Notes” or the “Kalamalka Notes”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Promissory Notes) in the aggregate principal sum of $200,000 (the “Indebtedness”) to the Lenders in connection with that certain Agency and Interlender Agreement, dated as of November 14, 2013, among the Borrowers, Kalamalka Partners Ltd., as agent (the “Agent”), and each of the Lenders; and NBGI has issued to the Agent and the Lenders certain warrants to purchase shares of common stock of NBGI (“Common Stock”).

C.

Naked requires additional funds to expand its inventory and sales operations, and, in order to raise funds for that purpose, NBGI desires to issue certain secured convertible promissory notes (the “Bridge Notes”) to a group of accredited investors (as defined in applicable U.S. federal securities legislation) (the “Bridge Investors”) in connection with an agency and interlender agreement to be dated as of even date herewith (the “Bridge Financing Transaction”).

D.

Following the issuance of the Bridge Notes, NBGI intends to complete a round of equity financing through a private placement (the “Offering”) of certain secured convertible debentures (the “Offering Debentures”).

E.

In connection with the Bridge Financing Transaction, the Borrowers desire to amend each of the Promissory Notes; and, as an inducement of the Lenders willingness to enter into this Amendment, NBGI shall issue to the Agent and the Lenders collectively three warrants per $1 of Indebtedness to purchase 600,000 shares of Common Stock in the aggregate at an exercise price equal to $0.15 and a term of five years from the initial closing date of the Offering (the “Closing”) and on such other terms as shall be described in the Offering Debentures (such warrants, the “New Warrants”).

NOW THEREFORE THE PARTIES HERETO AGREE as follows:

1.	Section 1 of each of the Promissory Notes is hereby amended by replacing “January 31, 2014” in the first sentence with “October 1, 2016” and replacing the entire second sentence with the following:

“This Note will bear interest (the “Interest”) on the Principal outstanding, from time to time, both before and after maturity, default and judgment, commencing on (i) the date of advance of the Principal to the Borrowers and through the date prior to the Amendment Date at the rate of twelve percent (12%) per annum and (ii) the Amendment Date and until repaid to the Lender at the rate of six percent (6%) per annum, in each of clause (i) and (ii), such Interest calculated daily and payable quarterly. For Interest with respect to any period on or after the Amendment Date, the Borrowers shall wire the Interest payable for each quarter to the Agent’s Account (as defined below) no later than the last business day of that quarter. As a courtesy, the Agent may prepare a statement of Interest owing for each quarter and provide same to the Borrower prior to quarter-end. Notwithstanding the foregoing, the Borrowers are responsible for ensuring that the correct amount of Interest is paid each quarter. All deposit interest earned on the Agent’s Account shall accrue to the benefit of the Kalamalka Group and be paid pro rata to the members of the Kalamalka Group monthly within five business days of when it is credited to the Agent’s Account by the institution holding that account.”

2.	Section 2 of each of the Promissory Notes is hereby amended by replacing the entire first sentence with the following:

“On the Due Date, the Borrowers shall wire to a bank account maintained by the Agent (the “Agent’s Account”) an amount equal to the Principal and any outstanding Interest, plus any other amounts owing under the Loan.”

3.	Section 3(a) of each of the Promissory Notes is hereby amended and restated in its entirety to read as follows:

“if the Borrowers shall fail to pay any portion of the Principal, any Interest on this Note or any other sum due hereunder (or under any other Kalamalka Note or any Bridge Note or Offering Debenture), on the date on which such amount shall become due and payable, whether at the stated Due Date or at any accelerated date of maturity or at any other date fixed for payment;”

4.	Section 3(b) of each of the Promissory Notes is hereby amended and restated in its entirety to read as follows:

“if the Borrowers shall fail to perform in any material respect any of the other covenants and agreements set forth (i) herein (or in any other Kalamalka Note) or in any security granted by either of them in connection with their obligations under this Note and under any Note issued to a Lender in connection with the Agency Agreement (collectively the “Security”), or (ii) in any Bridge Note or Offering Debenture, or in any security granted by either of the Borrowers in connection with their obligations under any Bridge Note or Offering Debenture, and in each case of (i) and (ii) not cure such failure within ten (10) days after notice thereof;”

5.	Section 3(e) of each of the Promissory Notes is hereby amended by replacing “CAD$50,000” with “USD$200,000”.

6.	Section 3(h) of each of the Promissory Notes is hereby amended by replacing “CAD$25,000” with “USD$25,000”.

7.	Section 3(j) of each of the Promissory Notes is hereby amended by and restated in its entirety to read as follows:

“if there shall occur (i) a sale or disposition of all or substantially all of the assets of a Borrower, or (ii) any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of all or any portion of the outstanding common shares of a Borrower, in a single transaction or a series of related transactions, except (i) in the case of a transfer of beneficial ownership of common shares in the capital of a Borrower where the shareholders of that Borrower immediately prior to such transaction or series of related transactions retain directly or indirectly at least fifty percent (50%) of the voting power in that Borrower or the successor or acquiring entity (as applicable) and (ii) in connection with a merger, consolidation, reorganization, restructuring or other similar transaction of entities controlled by, controlling or under common control with any of the Borrowers; and”

8.	Section 6 of each of the Promissory Notes is hereby amended by adding “and Section 6(m)” after “Section 6(b)” in the first sentence of the first paragraph.

9.	Section 6(e) of each of the Promissory Notes is hereby deleted in its entirety.

10.	Section 6(f) of each of the Promissory Notes is hereby amended by replacing the entire second sentence with the following:

“It shall provide the Agent, at Agent’s sole cost and expense, with additional information regarding any such action or proceeding as may be reasonably requested by the Agent to evaluate such action or proceeding, including copies of any filings;”

11.	Sections 6(l)(vi), (vii) and (viii) of each of the Promissory Notes are hereby amended by replacing “three (3)” with “ten (10)”.

12.	Section 6(l)(ix) of each of the Promissory Notes is hereby amended by replacing “weekly” with “quarterly”.

13.	Section 6(l)(x) of each of the Promissory Notes is hereby deleted in its entirety.

14.	Section 6(m) of each of the Promissory Notes is hereby deleted in its entirety and replaced to read as follows:

“make any repayment or prepayment in respect of any amounts outstanding under the Bridge Notes or the Offering Debentures prior to the Due Date, unless such repayment or prepayment is made to each of the Bridge Investors, the Kalamalka Lenders and all the holders of the Offering Debentures (each, a “Holder”) on a pro-rata basis as determined, with respect to each such Holder, by the percentage of (i) the amount of such Holder’s then outstanding principal loan and accrued and unpaid interest under the Bridge Note, the Kalamalka Note or the Offering Debenture, as applicable, in relation to (ii) the total amount of the then outstanding principal loans and accrued and unpaid interest under the Bridge Notes, the Kalamalka Notes and the Offering Debentures.”

15.	Section 7(a) of each of the Promissory Notes is hereby amended by and restated in its entirety to read as follows:

“use the funds advanced under the Loan for any purpose other than the financing of inventory and receivables, except as otherwise contemplated by the business plan delivered to the Agent pursuant to Section 6(l)(v);”

16.

Section 7(c) of each of the Promissory Notes is hereby amended by deleting the word “or” at the end of subsection (xi) or (xii), as applicable, inserting the word “or” at the end of subsection (xii) or (xiii), as applicable, and adding the following as a new subsection (xiii) or (xiv), as applicable, at the end thereof:

“discounted bills of exchange, discounting or factoring of receivables or other similar arrangements, in each case incurred in the ordinary course of business;”

17.	Section 7(d) of each of the Promissory Notes is hereby amended by and restated in its entirety to read as follows:

“wind up, liquidate or dissolve its affairs, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (in one or a series of related transactions), or enter into any sale-leaseback transactions for any part of its property or assets involving any person other than Lender (or agree to do any of the foregoing at any future time), except in each case for factoring of accounts receivable and sales of inventory, materials and equipment in the ordinary course of business, or not otherwise contemplated by the business plan delivered to the Agent pursuant to Section 6(l)(v);”

18.	Section 7(e) of each of the Promissory Notes is hereby amended by adding the following sentence at the beginning of the subsection:

“other than with respect to the repayment or prepayment of any indebtedness incurred in connection with the Offering,”.

19.

Payment of Outstanding Interest. All Interest (if any) under the Promissory Notes accrued and unpaid prior to the Amendment Date (the “Outstanding Interest”) shall be paid by the Borrowers on the earlier of June 15, 2014 and the Closing by wire transfer in immediately funds to the Agent’s Account (the “Payment Date”). Within ten (10) business days of the Amendment Date, NBGI shall prepare and submit to the Agent a statement (the “Estimated Statement”) of the Outstanding Interest. The Agent and NBGI shall cooperate and endeavor to resolve any disputes regarding the calculation of the Outstanding Interest; provided, however, that if the Agent and NBGI are not able to reach mutual agreement on or prior to the Payment Period, the Estimated Statement provided by NBGI shall be final and binding on all the parties hereto for purposes of determining the Outstanding Interest.

20.

Issuance of New Warrants. The Borrowers shall issue the New Warrants to the Lenders prior to or concurrently with the Offering. The New Warrants shall be granted piggyback registration rights on any subsequent registration statement filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, the registration statement that may be required to be filed with the SEC in connection with the Offering. The Lenders shall cooperate with the Borrowers to execute and deliver to the Borrowers any documents or agreements that are necessary to allow the Borrowers to issue the New Warrants to the Lenders in accordance with applicable law.

21.	No Other Modification. The Promissory Notes shall not be modified by this Amendment in any respect except as expressly set forth herein.

22.	Governing Law. This Amendment and all matters arising hereunder will be governed by the laws of British Columbia.

23.

Counterparts. This Amendment may be executed and delivered (including by facsimile and other electronic transmission) in one or more counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

24.

Entire Agreement. This Amendment, together with each of the Promissory Notes, constitutes the entire understanding of the parties hereto with respect to its subject matter and may not be modified or amended, except in writing by such parties.

[Signature Pages Follow]

IN WITNESS WHEREOF the Borrowers and each Lender have executed this Note effective as the date first above written.

NAKED BRAND GROUP INC.
by its authorized signatory

By: ______________________
Name: Joel Primus
Title: CEO | President

NAKED INC.
by its authorized signatory

By: ______________________
Name: Joel Primus
Title: CEO | President

[*Signature Page to this Amendment*]

BAUMANN INVESTMENTS LTD.

By: ______________________
Name: Douglas Bauman
Title: C.E.O

[Signature Page to this Amendment]

GREGORY DARROCH

By: ______________________
Name: Greg Darroch
Title:

[*Signature Page to this Amendment*]

GERALD EDWARDS

By: ______________________
Name:
Title:

[*Signature Page to this Amendment*]

JOHN NELSON

By: ______________________
Name:
Title:

[*Signature Page to this Amendment*]

SHAWN EDWARDS

By: ______________________
Name:
Title:

[*Signature Page to this Amendment*]

ANNEX I

Lender	Address
BAUMANN INVESTMENTS LTD.	PO Box 90, Falun, AB T0C 1H0
GREGORY DARROCH	576 Middleton Way, Coldstream, BC V1B 3W8
GERALD EDWARDS	648 Dougherty Avenue, Kelowna, BC V1W 5B1
JOHN NELSON	968 Ryder Drive, Kelowna, BC V1Y 7T5
SHAWN EDWARDS	3770 Mission Springs Drive, Kelowna, BC V1W 3M1